EXHIBIT 99.1

January 11, 2016

Mr. Jim Smeeding
Mr. Robert Liess

Mr. David Pohl

Mr. Steve Rule

Mr. Elie Khalifie

Canna Pharma Rx
1 Collins Drive; Suite 100

Carneys Point NJ 08069

Dear CannaPharma Rx Board of Directors,

Please accept my resignation from the board of directors of CannaPharma Rx.  While I wish the remaining team the best of luck, several circumstances have changed which effect my ability to serve.  I was recruited to the board by Gerry and Jim and assisted them in the recruit of Chris, a highly recommended and competent CFO in the life sciences industry.  I was not willing to join the board of a public company (specifically as its audit committee chair) until Canna had recruited a competent CFO.  Once Chris was hired, I was comfortable accepting the role.  The change in management team and vacancy in the CFO role preclude me from continuing in the role as a member of the board of directors.  Please feel free to use me as a resource as you continue to pursue your strategic plans.

Sincerely,

/s/Wendy F. DiCicco

Wendy F. DiCicco

Cc:      Gary Herick
            Mathew Sherwood